Exhibit 5.1

March 1, 2022

Epizyme, Inc.

400 Technology Square

Cambridge, MA 02139

Re:	2013 Stock Incentive Plan, 2013 Employee Stock Purchase Plan, Inducement

Stock Option Awards (August 2021-November 2021) and Inducement Restricted

Stock Unit Awards (August 2021-November 2021)

Ladies and Gentlemen:

We have assisted in the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) an aggregate of 2,733,333 additional shares of common stock, $0.0001 par value per share (the “Plan Shares”), of Epizyme, Inc., a Delaware corporation (the “Company”), issuable under the Company’s 2013 Stock Incentive Plan and 2013 Employee Stock Purchase Plan (collectively, the “Plans”), (ii) an aggregate of 248,366 shares of Common Stock (the “Option Shares”) issuable pursuant to inducement stock option agreements providing for employee inducement stock option grants between the Company and various employees, which were entered into in connection with the entry into such employees’ employment with the Company pursuant to Nasdaq Stock Market Rule 5635(c)(4) (collectively, the “Inducement Option Agreements”) and (iii) an aggregate of 106,955 shares of Common Stock (the “RSU Shares,” and collectively with the Plan Shares and Option Shares, the “Shares”) issuable pursuant to inducement restricted stock unit agreements providing for employee inducement restricted stock unit grants between the Company and various employees, which were entered into in connection with the entry into such employees’ employment with the Company pursuant to Nasdaq Stock Market Rule 5635(c)(4) (collectively with the Inducement Option Agreements, the “Inducement Award Agreements”).

We have examined the Restated Certificate of Incorporation, as amended, and the Amended and Restated By-Laws of the Company and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or other copies, the authenticity of the originals of any such documents and the legal competence of all signatories to such documents.

We assume that the appropriate action will be taken, prior to the offer and sale of the Shares in accordance with the Plans or the Inducement Award Agreements, as applicable, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws.

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of The Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Plans, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission in connection with the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING HALE AND DORR LLP

By:	/s/ Stuart M. Falber
Stuart M. Falber, Partner